                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in this Registration Statement File No. 333-74194.



                                                   Arthur Andersen LLP



New York, New York
March 21, 2002